UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2020

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America's Car-Mart Inc.

(Exact name of registrant as specified in its charter)

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Texas	0-14939	63-0851141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

(Address of Principal Executive Offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2020, America's Car-Mart, Inc. (the "Company") through its operating subsidiaries exercised an option under its existing credit agreement to increase its total revolving credit facilities by $85 million from $241 million to $326 million. The increase in the total revolving credit commitments is being made pursuant to an accordion feature of the Third Amended and Restated Loan and Security Agreement (the "Agreement"), dated as of September 30, 2019 and most recently amended on October 29, 2020, by and among the Company, its subsidiaries Colonial Auto Finance, Inc., America's Car Mart, Inc. and Texas Car-Mart, Inc, and a group of lenders. The accordion feature allows the Company to increase the total revolver commitments by up to $100 million (up to $341 million in total commitments) with the written consent of BMO Harris Bank N.A., as agent, and the consent of any lender having a new or increased commitment. In connection with this increase, MUFG Union Bank, N.A. joined the lending group as a new lender with a commitment of $50 million. The lending group now also includes BMO Harris Bank, N.A. ($71 million commitment), Wells Fargo Bank, N.A. ($50 million commitment, up from $30 million), BOKF, NA d/b/a BOK Financial ($50 million commitment), First Horizon Bank ($50 million commitment, up from $40 million), Arvest Bank ($30 million commitment), and Commerce Bank ($25 million commitment, up from $20 million).

In addition to the increased permitted borrowings, the Company designated BOKF, NA d/b/a BOK Financial and Wells Fargo Bank, N.A. as co-syndication agents and First Horizon Bank and MUFG Union Bank, N.A. as co-documentation agents under the Agreement. All other material terms of the Agreement remain in effect as previously disclosed by the Company.

Item 7.01. Regulation FD Disclosure.

On December 31, 2020, the Company issued a press release announcing an increase in its permitted borrowings under the Agreement and the addition of a new lender to the lending group. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release announcing new lender and expanded permitted borrowings
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart Inc.

Date: January 5, 2021	By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer (Principal Financial Officer)